EXHIBIT 23.1


              CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  to  the  Registration
Statements on Form S-8 (Registration Number 333-39582) of our report dated January 19, 2001, except as to Note 12, which is as of February 13, 2001 on our audits of the consolidated financial statements of Infowave Sofware, Inc. and its subsidiaries as of December 31, 1999 and 2000, which report is included in the Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ KPMG LLP
Independent Accountants
April 2, 2001